SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 22, 2003

Date of Report (date of earliest event reported)

SYNTHETIC BLOOD INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY

(State or other jurisdiction of incorporation)

2-31909	22-3067701
(Commission File Number)	(IRS Employer Identification No.)

3189 Airway Avenue, Building C,

Costa Mesa, California 92626

(Office of Principal Executive Office)

714-427-6363

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant

(a) Previous independent accountants

On September 22, 2003, the Company received notice from Grant Thornton LLP that is has resigned as the Company’s independent accountants.

In connection with its audits for the two most recent fiscal years and through September 22, 2003, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Grant Thornton LLP for the two most recent fiscal years, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

Grant Thornton LLP’s report on the financial statements of Synthetic Blood International, Inc. as of and for the year ended April 30, 2003, and the period from May 26, 1967 (inception) to April 30, 2003 contained an explanatory paragraph stating that:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in developing certain medical products. The Company has accumulated deficit during the development stage of $18,700,730 as of April 30, 2003, and has used cash in operations of $2,093,762 during the year ended April 30, 2003. The Company will require substantial additional financing to fund operations until the necessary regulatory approvals are obtained, if ever. These factors, among others as described in Note A, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In connection with its audits for the two most recent fiscal years and through September 22, 2003, there were no reportable events (as defined in Regulations S-K Item 304(a)(1)(v)).

The Registrant has requested that Grant Thornton LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 25, 2003 is filed as Exhibit 16 to this Form 8-K.

(b) New independent accountants

As of the date of this report, the Registrant has not engaged an accounting firm to replace Grant Thornton LLP.

Item 5. Other Events

The Company reported in its July 31, 2003 Form 10-Q its intention to initiate a $2,000,000 private placement of its common stock with foreign investors under the exemption afforded by Regulation S of the Securities Act of 1933. The Company has planned to offer 25,000,000 shares of common stock at $0.08 per share.

Based on its discussions with prospective overseas investors, the Company now proposes to offer in the private placement between 10,000,000 to 14,000,000 shares of its common stock at prices between $0.15 to $0.20 per share, which would result in gross proceeds in the offering of approximately $2,000,000.

Item 7. Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit

16	Letter from Grant Thornton LLP to the SEC dated September 25, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2003	SYNTHETIC BLOOD INTERNATIONAL, INC.

	By:	/s/ DAVID H. JOHNSON
David H. Johnson Chief Financial Officer

3